                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 17 to Registration Statement No. 33-64872 of American Century Capital
Portfolios, Inc. on Form N-1A of our reports dated May 12, 2000, appearing in the Annual Reports of Value Fund, Equity Income Fund, Small Cap Value Fund,
Large Cap Value Fund, Real Estate Fund and Equity Index Fund, the six Funds
comprising American Century Capital Portfolios, Inc. for the year ended March
31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.

/*/Deloitte & Touche LLP

Kansas City, Missouri
July 25, 2000